Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-24605, 333-81963, 333-85841, 333-94349, 333-67928, 333-83116, 333-91198, 333-123186 and 333-123187 of International Game Technology on Form S-8, of our report dated June 23, 2006, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of IGT Profit Sharing Plan for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Los Angeles, California
June 23, 2006

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